UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2007

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33146 (Commission File Number)	20-4536774 (IRS Employer Identification No.)

601 Jefferson Street Suite 3400 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 753-3011

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Directors.
KBR announced the election of W. Frank Blount to its Board of Directors effective April 17, 2007, to fill one of the two vacancies remaining after KBR’s April 5, 2007 separation from Halliburton. Mr. Blount will serve as a Class III director, with a term expiring at KBR’s 2009 annual meeting of stockholders. Mr. Blount is independent under the rules of the New York Stock Exchange.
Mr. Blount is currently the Chairman and Chief Executive Officer of TTS Management Corp., which is based in Atlanta, Georgia. From June 2000 to October 2002, he served as Chairman and Chief Executive Officer of Cypress Communications Corporation. From January 1992 until March 1999, he served as Chief Executive Officer of Telstra Communications Corporation, Australia’s principal telecommunications company. Prior to joining Telstra, he served in various executive positions for AT&T, including Group President of the Communications Product Group and President of the Network Operations Group. Mr. Blount has been appointed to serve on the Audit, Compensation and Health, Safety and Environment Committees of the Board of Directors and Chairman of the Nominating and Corporate Governance Committee. Mr. Blount also serves on the Boards of Caterpillar, Inc., Alcatel-Lucent, Hanson PLC, and Entergy, Inc. and the Advisory Board for China Telecom. There are not any related party transactions between KBR and Mr. Blount that are subject to disclosure under Item 404(a) of Regulation S-K.
Like KBR’s other non-employee directors, Mr. Blount will receive an annual retainer fee of $45,000, a fee of $1,500 for each board or board committee meeting attended in person and $500 for each board or board committee meeting attended by telephone, plus incurred out-of-pocket expenses associated with attendance at meetings. Mr. Blount will receive an additional $5,000 retainer fee for his service as the Chairman of the Nominating and Corporate Governance Committee.
In addition, like all other non-employee directors, Mr. Blount will receive an annual grant of 3,500 shares of restricted stock under the KBR, Inc. 2006 Stock and Incentive Plan. The restrictions on the restricted stock lapse over five years with 20% becoming non-forfeitable on the first anniversary of the grant date, and 20% on each anniversary thereafter. Additionally, the grants become free of restrictions and are nonforfeitable upon the occurrence of certain other events, such as death or disability while serving on the Board and certain corporate changes. Removal from the Board or failure to be re-nominated will result in forfeiture of the award. A summary of the KBR, Inc. 2006 Stock and Incentive Plan is included in KBR’s prospectus dated November 15, 2006 as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 in connection with KBR’s Registration Statement on Form S-1, as amended (Registration No. 333-133302).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.
Date: April 19, 2007	By:	/s/ Andrew D. Farley
		Name:	Andrew D. Farley
		Title:	Senior Vice President